As filed with the Securities and Exchange Commission on April 23, 2002.

                                                     Registration No.333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      FRONTLINE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                          13-3950283
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

One Blue Hill Plaza, P.O. Box 1548
Pearl River, New York                                                  10965
(Address of principal executive offices)                             (Zip Code)

                            2001 Stock Incentive Plan
                            (Full title of the plan)

                Stephen J. Cole-Hatchard, Chief Executive Officer
                      Frontline Communications Corporation
                         One Blue Hill Plaza, 7th Floor
                           Pearl River, New York 10965
                     (Name and address of agent for service)

                                 (845) 623-8553
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                Ethan Seer, Esq.
                        Blank Rome Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum     Proposed Maximum
     Title of Securities            Amount to be        Aggregate Offering   Aggregate Offering         Amount of
      to be Registered           Registered (1)(2)      Price Per Share(3)        Price (3)          Registration Fee
      ----------------           -----------------      ------------------        ---------          ----------------
Common Stock, par value $.01       423,300 shares             $0.22                $93,126                $8.57
per share


     (1) Represents shares available for issuance pursuant to awards granted or to be granted under the registrant's 2001 Stock Incentive Plan.

     (2) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the registrant's 2001 Stock Incentive Plan.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices for the registrant's common stock as quoted on the American Stock Exchange on April 17, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*


Item 2.  Registrant Information and Employee
         Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     1.   Annual Report on Form 10-KSB for the fiscal year ended December 31,
          2001.

     2. The description of the registrant's common stock contained in its Registration Statement on Form 8-A declared effective on May 5, 1998 together with any amendment or report filed with the Commission for the purpose of updating such description.

     3. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     Any reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains the provisions entitling the Registrant's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Registrant. In its Certificate of Incorporation, the Registrant has included a provision that limits, to the fullest extent now or hereafter permitted by the DGCL, the personal liability of its directors to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors. Under the DGCL as currently in effect, this provision limits a director's liability except where such director (i) breaches his duty of loyalty to the Registrant or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Registrant or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

     The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as may from time to time be in effect. In addition, the By-Laws require the Registrant to indemnify, to the full extent permitted by law, any director, officer, employee or agent of the Registrant for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     Exhibit No.                Description
     -----------                -----------

     5                          Opinion of Blank Rome Tenzer Greenblatt LLP

     23.1                       Consent of Goldstein Golub Kessler LLP

     23.2                       Consent of Blank Rome Tenzer Greenblatt LLP
                                (included in Exhibit 5)

     24.1 Power of Attorney (included on the Signature Page of this Registration Statement)

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on this 19th day of April 2002.

                                        FRONTLINE COMMUNICATIONS CORPORATION


                                        By: /s/ Stephen J. Cole-Hatchard
                                            ----------------------------
                                            Stephen J. Cole-Hatchard
                                            Chief Executive Officer

     Each person whose signature appears below authorizes Stephen J. Cole-Hatchard as his true and lawful attorney-in-fact, with full power of substitution, to execute in the name and on behalf of each such person, individually and in each capacity stated below, and to file any and all post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the date indicated.


Signature                                                    Title                             Date
---------                                                    -----                             ----
/s/ Stephen J. Cole-Hatchard           Chief Executive Officer,                           April 19, 2002
-----------------------------------    President and Director
Stephen J. Cole-Hatchard               (Principal Executive Officer)

/s/ Nicko Feinberg                     Chief Information Officer, Executive Vice          April 19, 2002
-----------------------------------    President of Technology and Director
Nicko Feinberg

/s/ Vasan Thatham                      Executive Vice President and Chief Financial       April 19, 2002
-----------------------------------    Officer (Principal Financial and Accounting
Vasan Thatham                          Officer)

/s/ Stephen D. Crocker                 Director                                           April 19, 2002
-----------------------------------
Stephen D. Crocker

/s/ William A. Barron                  Director                                           April 19, 2002
-----------------------------------
William A. Barron

/s/ Ronald C. Signore                  Director                                           April 19, 2002
-----------------------------------
Ronald C. Signore

                                  Exhibit Index
                                  -------------

Exhibit
  No.                            Description
-------                          -----------

    5           Opinion of Blank Rome Tenzer Greenblatt LLP

 23.1           Consent of Goldstein Golub Kessler LLP

 23.2           Consent of Tenzer Greenblatt LLP (included in Exhibit 5)

 24.1           Power of Attorney (included on Signature Page of the
                Registration Statement)